UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2010

Hot Topic, Inc.
(Exact name of registrant as specified in charter)

California (State or other jurisdiction of incorporation)	0-28784 (Commission File Number)	77-0198182 (I.R.S. Employer Identification No.)

18305 E. San Jose Avenue City of Industry, California (Address of principal executive offices)		91748 (Zip Code)

Registrant’s telephone number, including area code: (626) 839-4681

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 is a copy of a press release that Hot Topic, Inc. issued on November 16, 2010, containing certain financial information for the third quarter ended October 30, 2010.

The information in this Item 2.02 and the corresponding exhibit are being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

In addition, the information set forth in Item 2.05 below is incorporated by reference herein.

Item 2.05       Costs Associated with Exit or Disposal Activities.

In November 2010, the Board of Directors of Hot Topic, Inc. approved a cost reduction plan that, beginning in fiscal 2011, is expected to result in an estimated annual pre-tax income improvement of approximately $13 million.  The cost reduction plan, which is designed to meet the challenges of the current environment, will involve closing approximately 40 to 50 underperforming stores by the end of the first quarter of fiscal 2011.  These closures will occur as a result of natural lease expirations, exercising lease kick out clauses and other negotiations.  The cost reduction plan also includes reducing planned capital expenditures in fiscal 2011 to approximately $20 million from approximately $30 to $32 million in fiscal 2010.  In addition, the company expects to reduce approximately 14% of its home office and field management positions in fiscal 2010 and implement other non-payroll overhead expense reduction initiatives as part of the cost reduction plan.

In connection with the cost reduction plan, the company estimates that it will incur a total pre-tax charge of approximately $8 million primarily in the fourth quarter of fiscal 2010, a portion of which will be a non-cash charge of approximately $4 million. Of the approximately $8 million charge, the company expects that approximately $6 million will be incurred primarily during the fourth quarter of fiscal 2010 for the write down of store assets, early lease terminations and store management severance.  The company also expects that approximately $2 million of the approximately $8 million charge will be incurred for severance and outplacement in the fourth quarter of fiscal 2010.

The company’s current estimates and assumptions regarding the implementation of the cost reduction plan, particularly surrounding the closure of underperforming stores, are subject to significant uncertainty, including negotiations with landlords, fluctuations in store sales trends and unpredictable results of internal initiatives.  As a result, the company’s estimated charges, cash outlays and expense savings related to the cost reduction plan may differ from actual, and any of these factors may result in the company not realizing the anticipated benefits from the plan.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits:

	Exhibit No.	Description

	99.1	Press Release of Hot Topic, Inc. dated November 16, 2010.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOT TOPIC, INC.

		By:	/s/ JAMES MCGINTY
James McGinty
Chief Financial Officer

Date:	November 16, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Hot Topic, Inc. on November 16, 2010.